EXHIBIT 10.2

SEPARATION OF EMPLOYMENT AGREEMENT AND GENERAL RELEASE

THIS SEPARATION OF EMPLOYMENT AGREEMENT AND GENERAL RELEASE (the "Agreement") is made as of this Eleventh day of April, 2012, by and between Alpha Natural Resources, Inc. (including its subsidiaries, the "Company"), and Kurt D. Kost ("Executive").

WHEREAS, Executive is employed by the Company or its subsidiary as President;

WHEREAS, the Company employs Executive pursuant to the terms and conditions set forth in that certain First Amended and Restated Employment Agreement dated as of August 1, 2009 between Executive and the Company (as amended from time to time, the "Employment Agreement") which is incorporated herein by reference and provides for certain payments and benefits in the event that Executive's employment is terminated under certain circumstances;

WHEREAS, an express condition of Executive's entitlement to the payments and benefits under the Employment Agreement is the execution without revocation of this Agreement;

WHEREAS, Executive and the Company mutually desire to effectuate a full and final general release of all claims and rights Executive may have against the Company to the fullest extent permitted by law, excepting only those rights and claims that cannot, as a matter of law, be released with this Agreement;

WHEREAS, Executive and the Company mutually desire to terminate Executive's employment effective May 31, 2012 ("Date of Termination"); and

WHEREAS, the Company advises Executive to consult with an attorney before signing this Agreement.

NOW, THEREFORE, IT IS HEREBY AGREED by and between Executive and the Company as follows:

1.           Effective on April 11, 2012, Executive hereby resigns from any and all positions he holds with the Company and/or its affiliates, including all boards and committees of the Company and its affiliates on which Executive may have previously served.  Effective on the Date of Termination, Executive’s employment with the Company and any of its affiliates and subsidiaries shall terminate.

2.           (a)          Executive, for and in consideration of the commitments of the Company as set forth in paragraph 6 of this Agreement, and intending to be legally bound, does hereby REMISE, RELEASE AND FOREVER DISCHARGE the Company, its affiliates, predecessors, subsidiaries and parents, and their present or former officers, directors, managers, stockholders, employees, members and agents, and its and their respective successors, assigns, heirs, executors, and administrators and the current and former trustees or administrators of any pension or other benefit plan applicable to the employees or former employees of the Company (collectively, "Releasees") from all causes of action, suits, debts, claims and demands whatsoever in law or in equity, which Executive ever had, now has, or hereafter may have, whether known or unknown, or which Executive's heirs, executors, or administrators may have, by reason of any matter, cause or thing whatsoever, from any time prior to the date of this Agreement, and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to Executive's employment relationship with the Company and/or its affiliates, the terms and conditions of that employment relationship, and the termination of that employment relationship, including, but not limited to, any claims arising under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974 (“ERISA”), the Virginians with Disabilities Act, the Virginia Human Rights Act, the Virginia Wage Payment and Collection Act, the Virginia Whistleblower Protection Law, the Virginia Fraud Against Taxpayers Act, and any other claims under any federal, state or local common law, statutory, or regulatory provision, now or hereafter recognized, all as amended, and any claims for attorneys' fees and costs.  This Agreement is effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, implied or express contract or discrimination of any sort.

(b) To the fullest extent permitted by law, and subject to the provisions of paragraph 11 and paragraph 13 below, Executive represents and affirms that Executive has not filed or caused to be filed on Executive's behalf any charge, complaint or claim for relief against the Company or any Releasee and, to the best of Executive's knowledge and belief, no outstanding charges, complaints or claims for relief have been filed or asserted against the Company or any Releasee on Executive's behalf; and Executive has not reported any improper, unethical or illegal conduct or activities to any supervisor, manager, department head, human resources representative, agent or other representative of the Company or any Releasee, to any member of the Company's or any Releasee's legal or compliance departments, or to the ethics hotline, and has no knowledge of any such improper, unethical or illegal conduct or activities.  Nothing herein shall prevent Executive from testifying in any cause of action when required to do so by process of law.  Executive shall promptly inform the Company if called upon to testify on matters relating to the Company.

(c) Executive does not waive any right to file a charge with the Equal Employment Opportunity Commission ("EEOC") or participate in an investigation or proceeding conducted by the EEOC, but explicitly waives any right to file a personal lawsuit or receive monetary damages that the EEOC might recover if said charge results in an EEOC lawsuit against the Company or Releasees.

(d) Executive does not waive the right to challenge the validity of this Agreement as a release of claims arising under the federal Age Discrimination in Employment Act.

(e) Executive does not waive rights or claims that may arise after the date this Agreement is executed.

(f) Executive does not waive any claim for unemployment compensation benefits, workers compensation benefits, claims under the Fair Labor Standards Act, health insurance benefits under the Consolidated Omnibus Budget Reconciliation Act, or claims with regard to vested benefits under a retirement plan governed by ERISA.

(g) The Company hereby REMISES, RELEASES AND FOREVER DISCHARGES Executive from all claims, demands or causes of action arising out of facts or occurrences prior to the date the Company signs this Agreement, but only to the extent the Company knows or reasonably should know of such facts or occurrences and only to the extent such claim, demand or cause of action relates to the performance of Executive’s duties with the Company; provided, however, that this release of claims shall not in any case be effective with respect to any claim by the Company alleging a breach of Executive’s obligations under this Agreement.

3. In consideration of the Company's agreements as set forth in paragraph 6 herein, Executive agrees to comply with the limitations described in Article 4 and Article 5 of the Employment Agreement.

4. Executive further agrees and recognizes that Executive will be permanently and irrevocably severing Executive's employment relationship with the Company on the Date of Termination, that Executive shall not seek employment with the Company or any affiliated entity at any time in the future after the Date of Termination, and that the Company has no obligation to employ him in the future.  Executive agrees that if he submits an application for employment with the Company or any affiliated entity, such application may be summarily rejected without consideration and without notice to Executive.

5. Executive further agrees that Executive will not disparage or subvert the Company or any Releasee, or make any statement reflecting negatively on the Company, its affiliated corporations or entities, or any of their officers, directors, managers, members, employees, agents or representatives, including, but not limited to, any matters relating to the operation or management of the Company or any Releasee, Executive's employment and the termination of Executive's employment, irrespective of the truthfulness or falsity of such statement.

6. In consideration for Executive's promises, as set forth herein, the Company agrees to pay or provide to or for Executive the payments and benefits described in Sections 3.5 and 3.10 of the Employment Agreement on or after the Date of Termination as provided therein. Notwithstanding the forgoing or any other agreement to the contrary, the retention plan restricted stock unit award granted to Executive on August 3, 2009 under the Alpha Natural Resources, Inc. 2004 Stock Incentive Plan shall accelerate and vest in full on the Date of Termination. Except as set forth in this Agreement, it is expressly agreed and understood that Releasees do not have, and will not have, any obligations to provide Executive at any time in the future with any payments, benefits or considerations other than those recited in this paragraph, or those required by law, other than under the terms of any benefit plans which provide benefits or payments to former employees according to their terms.

7. Executive understands and agrees that the payments, benefits and agreements provided in this Agreement are being provided to him in consideration for Executive's acceptance and execution of, and in reliance upon Executive's representations in, this Agreement. Executive agrees that absent execution without revocation of this Agreement containing a release of all claims against the Releasees, Executive is not entitled to the payments and benefits set forth in the Employment Agreement and herein.

8. Executive acknowledges and agrees that this Agreement and the Employment Agreement supersede any other employment agreement or offer letter Executive has with the Company or any Releasee. To the extent there is a conflict between the provisions of this Agreement and the Employment Agreement, the provisions of this Agreement shall supersede such conflicting provisions in the Employment Agreement. To the extent Executive has entered into any other enforceable written agreement with the Company or any Releasee that contains provisions that are outside the scope of this Agreement and the Employment Agreement and are not in direct conflict with the provisions in this Agreement or the Employment Agreement, the terms in this Agreement and the Employment Agreement shall not supersede, but shall be in addition to, any other such agreement. Except as set forth expressly herein, no promises or representations have been made to Executive in connection with the termination of Executive's employment with the Company.

9. Executive agrees not to disclose the terms of this Agreement or the Employment Agreement to anyone, except Executive's spouse, attorney and, as necessary, tax/financial advisor.  It is expressly understood that any violation of the confidentiality obligation imposed hereunder constitutes a material breach of this Agreement.

10. Executive represents that Executive does not, without the Company's prior written consent, presently have in Executive's possession any records and business documents, whether on computer or hard copy, and other materials (including but not limited to computer disks and tapes, computer programs and software, office keys, correspondence, files, customer lists, technical information, customer information, pricing information, business strategies and plans, sales records and all copies thereof) (collectively, the "Corporate Records") provided by the Company and/or its predecessors, subsidiaries or affiliates or obtained as a result of Executive's prior employment with the Company and/or its predecessors, subsidiaries or affiliates, or created by Executive while employed by or rendering services to the Company and/or its predecessors, subsidiaries or affiliates. Executive acknowledges that all such Corporate Records are the property of the Company.  In addition, Executive shall promptly return in good condition any and all Company owned equipment or property, including, but not limited to, automobiles, personal data assistants, facsimile machines, copy machines, pagers, credit cards, cellular telephone equipment, business cards, laptops, computers, and any other items requested by the Company.  As of the Date of Termination, the Company will make arrangements to remove, terminate or transfer any and all business communication lines including network access, cellular phone, fax line and other business numbers.

11. Nothing in this Agreement shall prohibit or restrict Executive from: (i) making any disclosure of information required by law; (ii) providing information to, or testifying or otherwise assisting in any investigation or proceeding brought by, any federal regulatory or law enforcement agency or legislative body, any self-regulatory organization, or the Company's designated legal, compliance or human resources officers; or (iii) filing, testifying, participating in or otherwise assisting in a proceeding relating to an alleged violation of any federal, state or municipal law relating to fraud, or any rule or regulation of the Securities and Exchange Commission or any self-regulatory organization.

12. The parties agree and acknowledge that the agreement by the Company described herein, and the settlement and termination of any asserted or unasserted claims against the Releasees, are not and shall not be construed to be an admission of any violation of any federal, state or local statute or regulation, or of any duty owed by any of the Releasees to Executive.

13. Executive agrees and recognizes that should Executive breach any of the obligations or covenants set forth in this Agreement, the Company will have no further obligation to provide Executive with the consideration set forth herein, and will have the right to seek repayment of all consideration paid up to the time of any such breach.  Further, Executive acknowledges in the event of a breach of this Agreement, Releasees may seek any and all appropriate relief for any such breach, including equitable relief and/or money damages, attorneys' fees and costs. Notwithstanding the foregoing, in the event the Company fails to perform any material obligation under the Employment Agreement, including, without limitation, the failure of the Company to make timely payments of monies due to Executive under Section 3.5 of the Employment Agreement, this Release shall be null and void and Executive shall have the right to pursue any and all appropriate relief for any such failure, including monetary damages, attorneys' fees and costs; provided, that (i) Executive has notified the Company in writing within 30 days of the date of the failure of the Company to perform such material obligation and (ii) such failure remains uncorrected and/or uncontested by the Company for 15 days following the date of such notice.

14. Executive further agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as to an equitable accounting of all earnings, profits and other benefits arising from any violations of this Agreement, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. The dispute resolution provisions set forth in Section 7.7 of the Employment Agreement apply to any dispute regarding the termination of Executive's employment, and any dispute related to and/or arising under this Agreement, including without limitation any challenge Executive may make regarding the validity of this Agreement.

15. If any section of this Agreement is held invalid by operation of law or by a tribunal of competent jurisdiction, or if compliance with or enforcement of any section is restrained by such tribunal, the application of any and all other sections, other than those which have been held invalid, will not be affected.

16. This Agreement and the obligations of the parties hereunder shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Virginia without reference to conflicts of law or choice of law rules, and without regard to its location of execution or performance.

17. The parties agree that this Agreement shall be deemed to have been made and entered into in Bristol, Virginia.  Jurisdiction and venue in any proceeding by the Company or Executive to enforce their rights hereunder is specifically limited to any court geographically located in Virginia.

18. Executive shall cooperate with the Company and be reasonably available to the Company with respect to continuing and/or future matters related to Executive’s employment period with the Company and/or its affiliates, whether such matters are business-related, legal, regulatory or otherwise (including, without limitation, the Executive appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into Executive’s possession).

19. Executive certifies and acknowledges as follows:

(a) That Executive has read the terms of this Agreement, and that Executive understands its terms and effects, including the fact that Executive has agreed to RELEASE AND FOREVER DISCHARGE the Releasees from any legal action arising out of Executive's employment relationship with the Company and the termination of that employment relationship; and

(b) That Executive has signed this Agreement voluntarily and knowingly in exchange for the consideration described herein, which Executive acknowledges is adequate and satisfactory to him and which Executive acknowledges is in addition to any other benefits to which Executive is otherwise entitled; and

(c) That the Company advises Executive (in writing) to consult with an attorney prior to signing this Agreement; and

(d) That Executive does not waive rights or claims that may arise after the date this Agreement is executed; and

(e) That the Company has delivered this Agreement to Executive on April 5, 2012 and has provided Executive with a period of twenty-one (21) days within which to consider this Agreement.  Executive knowingly and voluntarily has accepted the terms of this Agreement before the twenty-one (21) day consideration period has expired. Executive has signed on the date indicated below after concluding that this Separation of Employment Agreement and General Release is satisfactory to Executive; and

(f) Executive acknowledges that this Agreement may be revoked by him within seven (7) days after execution, and it shall not become effective until the expiration of such seven (7) day revocation period.  In the event of a timely revocation by Executive, this Agreement will be deemed null and void and the Company will have no obligations hereunder.

[SIGNATURE PAGE FOLLOWS]

Intending to be legally bound hereby, Executive and the Company executed the foregoing Separation of Employment Agreement and General Release this Eleventh day of April, 2012.

/s/ Kurt D. Kost	Witness: /s/ Patrick S. Ference
Kurt D. Kost

ALPHA NATURAL RESOURCES, INC.

By:/s/ Randy L. McMillion	Witness: /s/ Patrick S. Ference
Name: Randy L. McMillion
Title: EVP – Business Excellence